Exhibit 1.01

CONFLICT MINERALS REPORT

For the Reporting Period from January 1 to December 31, 2021

Introduction

This is the Conflict Minerals Report of Avnet, Inc. for the calendar year 2021 (“Report”), which has been filed as an exhibit to the Company’s Form SD as provided for in Rule 13p-1 under the Securities Exchange Act of 1934 (the “Conflict Minerals Rule”) and is posted on the Company’s website at https://www.avnet.com/wps/portal/us/about-avnet/human-rights/conflict-minerals. Information contained on, or accessible through, the Company’s website is neither part of nor incorporated by reference into this Report. The date of filing of this Report is May 26, 2022.

References in this Report to “the Company,” “Avnet,” “we,” “our,” or “us” means Avnet, Inc. together with its subsidiaries, except where the context otherwise requires.

Applicability of the Conflict Minerals Rule to Avnet

Avnet is a global technology distributor and solutions provider that supports customers at every stage of the product lifecycle, from idea to design and from prototype to production. Its unique position at the center of the technology value chain enables it to accelerate the design and supply stages of product development so customers can realize revenue faster. A core part of Avnet’s business is as a global distributor of electronic components. It markets, sells and distributes electronic components from the world’s leading electronic component manufacturers, including semiconductors, IP&E components (interconnect, passive and eletromechanical), and other integrated and embedded components, and distributes a comprehensive portfolio of kits, tools, industrial automation components, and test and measurement products. It also provides embedded solutions, such as technical design, integration and assembly of embedded products, systems, and solutions; provides integrated solutions for embedded display solutions, such as touch and passive displays; and develops and produces standard board, industrial subsystems and application-specific devices.

The Conflict Minerals Rule requires that the Company disclose in an annual Form SD and associated Conflict Minerals Report information regarding any conflict minerals that are “necessary to the functionality or production” of any product that it manufactures or contracts to be manufactured. The Securities and Exchange Commission (“SEC”) defines conflict minerals as columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten (collectively, “CMs”). The Democratic Republic of Congo and its adjoining countries have extensive reserves of CMs, some of which are illegally sourced and traded by armed groups who are responsible for significant human rights violations. The purpose of the Conflict Minerals Rule is to encourage companies whose products contain CMs to endeavor to source from suppliers who do not directly or indirectly support such armed groups through their purchasing decisions. The term CM refers to the named minerals and their derivatives, and does not infer that the procurement of such minerals or derivatives directly or indirectly financed or benefitted armed groups in the Democratic Republic of Congo or an adjoining country. CMs are used in many electronic components and computer products.

Avnet’s revenues for 2021 were largely from distribution and services that were not in-scope for purposes of compliance with the Conflict Minerals Rule. However, it manufactured or contracted to manufacture certain products in which CMs were necessary to the functionality or production of those products during 2021 (collectively, “Covered Products”). Therefore, the Company conducted a reasonable country of origin inquiry (“RCOI”), in good faith, to determine whether any of the CMs in the Covered Products: (1) originated in the Democratic Republic of Congo or an adjoining country, including Angola, Burundi, Central African Republic, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia (collectively, the “Covered Countries”); or (2) are from recycled or scrap sources. Please see “Conflict Minerals Program – Reasonable Country of Origin Inquiry” for more information on the RCOI.

The Company conducted further due diligence on the source and chain of custody of such CMs that conformed, in all material respects, to an internationally recognized due diligence framework as required by the Conflict Minerals Rule. Please see “Conflict Minerals Program – Design of Conflict Minerals Program” for more information on the design of the due diligence program and “Conflict Minerals Program – Due Diligence Efforts” for more information on the due diligence conducted.

Avnet is a downstream consumer of CMs. It does not purchase the necessary CMs contained in its Covered Products directly from mines, smelters or refiners and is generally many levels removed from such market participants. Through the efforts described in this Report, Avnet seeks to ensure that its sourcing practices are consistent with its Responsible Minerals Sourcing Policy and to encourage conflict free sourcing in its supply chain.

Responsible Minerals Sourcing Policy

Avnet is committed to responsible sourcing of CMs and promotes traceability of CMs and transparency of its global supply chain. It supports the efforts of the Responsible Business Alliance’s (“RBA”) due diligence and reporting processes that seek to ensure supply chain transparency. In addition, the Company has actively engaged with its customers and suppliers for several years with respect to the use of CMs, and has adopted a Responsible Minerals Sourcing Policy, which has been communicated to Avnet’s suppliers and the public. The Responsible Minerals Sourcing Policy is below:

Avnet, Inc., including its subsidiaries (collectively “Avnet”), is committed to source minerals responsibly and avoid sourcing minerals that contribute to armed conflict or human rights abuses in conflict affected and high-risk areas (CAHRAs), including the Democratic Republic of Congo (DRC) or adjoining countries. Avnet’s approach is to promote the traceability and transparency of supply chains and move towards a conflict-free global supply chain.

Avnet supports the aims of the Responsible Business Alliance’s Responsible Minerals Initiative (RMI) to identify, reduce and eventually eliminate the use of conflict minerals that finance or benefit conflict or human rights violations, and the Responsible Minerals Assurance Process (RMAP) to validate responsible sources. Avnet encourages its suppliers to likewise support such efforts. “Conflict minerals” include tantalum, tin, tungsten and gold, which are used in many electronic components and computer products.

Under Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the U.S. Securities and Exchange Commission (“SEC”) rules, Avnet is required to annually report on Form SD whether products it manufactures or contracts to manufacture contain conflict minerals necessary to the functionality or production of the products, which have been sourced from mines in the DRC or adjoining countries (“covered products”). Revenue from the mining and trade of conflict minerals from the DRC or adjoining countries is believed to finance or benefit armed groups that are responsible for human rights violations.

Avnet is a global technology distributor and solutions provider. To a very limited extent Avnet manufactures or contracts to manufacture products, some of which are covered products. However, Avnet is a downstream consumer of conflict minerals. It does not purchase directly from mines, smelters or refiners and is many levels removed from such market participants. Avnet endeavors to avoid purchasing products containing conflict minerals sourced from CAHRAs that directly or indirectly finance or benefit armed groups, while minimizing unintended consequences of de facto embargoes for conflict-free mines. Avnet also expects its suppliers to source minerals only from responsible sources.

Avnet annually conducts a reasonable country of origin inquiry (RCOI) and due diligence that aligns with the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Framework). As a downstream consumer, Avnet expects its suppliers to provide proper verification of the country of origin and source of the conflict minerals used in the products they supply to Avnet, utilizing the most current Conflict Minerals Reporting Template (CMRT) developed by RMI. Avnet also encourages its suppliers to adopt similar policies, due diligence frameworks, and management systems with respect to responsible minerals sourcing to drive those efforts throughout their supply chain.

The Responsible Minerals Sourcing Policy is available on the Company’s website at https://www.avnet.com/wps/portal/us/about-avnet/human-rights/conflict-minerals.

Conflict Minerals Program

Design of Conflict Minerals Program

Avnet’s 2021 Conflict Minerals Program (“2021 Program”) utilized the internationally recognized framework The Organization for Economic Co-Operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Framework”) to develop its process to identify the country of origin and chain of custody of the CMs.

As Avnet does not purchase CMs directly from any mine, refiner or smelter, its supply chain with respect to the CMs in its Covered Products is highly complex and there are many parties in the supply chain between Avnet’s direct supplier and the mine from which the CM originated. Due to the Company’s “downstream” position in the supply chain, it followed the principles outlined in the OECD Framework for downstream companies with no direct relationships to smelters or refiners. Therefore, Avnet must rely, in good faith, on its direct suppliers to provide it with information regarding the country of origin and chain of custody of the CMs included in the Covered Products and on third-party audit programs. It is likely that years of engagement and propagation of expectations through many tiers of the supply chain will be necessary before information returned to downstream companies, such as Avnet, may be considered accurate and complete.

Covered Products

Avnet determined that the following products it manufactured or contracted to manufacture in 2021 contained CMs necessary to the functionality or production of those products, which are referred to as the Covered Products:

●	Electromechanical solutions manufactured or contracted to be manufactured by DEM Manufacturing.

●	Test tools for development engineers incorporating wireless charging functionality using the Wireless Power Consortium “Qi” technology contracted to be manufactured for AVID.

●	Semi-conductor electronic devices designed and contracted to be manufactured by Avnet per customer specifications.

●	Electronic boards, electronic devices and display solutions manufactured or contracted to be manufactured by Avnet Embedded GmbH and put on the market under the brand “MSC”.

●	Control boards and Human-Machine Interfaces (HMIs) contracted to be manufactured.

●	Server based products integrated from customer designed and/or off-the-shelf components by Avnet Integrated.

●	Design kits manufactured or contracted to be manufactured by Avnet.

●	Sphere module and development kit, Sphere Guardian products, and IOT Gateway products designed by Avnet IoT team and manufactured or contracted to be manufactured by Avnet Products & Emerging Technologies.

●	Development boards and design kits manufactured or contracted to be manufactured by Avnet Silica.

●	Development boards manufactured or contracted to be manufactured by EBV Elektronik.

●	Development boards and accessories contracted to be manufactured by Avnet.

Covered Products do not include products that were not entered into the stream of commerce in 2021, and do not include products manufactured or contracted to be manufactured by entities acquired by Avnet after April 2021, as provided by the Conflict Minerals Rule.

Reasonable Country of Origin Inquiry

Pursuant to the Conflict Minerals Rule, Avnet conducted a RCOI on the source and chain of custody of the CMs in its Covered Products, to determine whether any of the necessary CMs in its Covered Products originated in any of the Covered Countries and may not have come from recycled or scrap sources. To the extent applicable, Avnet conducted its RCOI utilizing the same processes and procedures that it established for conducting its due diligence, in particular Steps 1 and 2 of the OECD Framework, which are described under “Due Diligence Efforts” below.

The 2021 RCOI included 454 suppliers (“Suppliers”) that Avnet identified as possibly providing it with components, parts or products that contained the necessary CMs for its Covered Products. These Suppliers identified smelters and refiners that may have processed the necessary CMs contained in the Covered Products. Such smelters and refiners were compared against the Smelter Look-up tab of the Conflict Minerals Reporting Template (“CMRT”) and the list of “conformant” smelters and refiners and country of origin information published by the RBA’s Responsible Minerals Initiative (“RMI”) to validate the smelters and refiners, which validated facilities are listed in Appendix A, and to determine the countries from where such validated facilities may have obtained CMs, which countries are listed in Appendix B. For this process, Avnet utilized the data its Suppliers provided on their CMRTs version 6.10 or higher along with RMI’s due diligence of smelters and refiners and audits under the Responsible Minerals Assurance Process (“RMAP”) standard. The RMAP uses an independent third-party audit of smelter and refiner management systems and sourcing practices to validate conformance with RMAP protocols and current global standards.

The Company retained Assent Compliance (“Assent”), a third-party service provider, to assist in the collection and review of Supplier CMRTs and the identification of risks in the supply chain. During the 2021 RCOI, Avnet contacted Suppliers via the Assent Compliance Manager (“ACM”), a software-as-a-service platform that enables users to manage and track supplier communications and allows suppliers to upload completed CMRTs directly to the platform for validation, assessment and management. ACM provides functionality that meets the OECD Framework process expectations by evaluating the quality of each Supplier’s response and assigning a health score based on the Supplier’s declaration of process engagement. Additionally, the results provided in this Report, as well as the step-by-step process for Supplier engagement and upstream due diligence investigations performed, are managed through ACM.

Avnet requested that all Suppliers complete a CMRT. On behalf of Avnet, Assent offered training and educational resources to Suppliers to guide them on best practices, completion of a CMRT and the use of the ACM platform. Avnet monitored and tracked all communications in ACM for future reporting and transparency. If a Supplier remained unresponsive after three requests through ACM, Avnet may directly follow-up with such Supplier.

Supplier CMRTs are subjected to an automated data validation process, with the goal to increase the completeness and accuracy of submissions and identify any contradictory answers in a CMRT. This data validation process is based on questions within the declaration tab of the CMRT, which helps to identify areas that require further classification or risk assessment as well as to understand the due diligence efforts of the Suppliers. Data validation contributes to the health assessment of Avnet’s Conflict Minerals Program, and the results are shared with Suppliers regarding areas that require clarification or improvement.

Submitted Supplier CMRTs are accepted and classified as either valid or invalid. If a Supplier’s CMRT is classified as invalid, the Supplier is provided feedback and guidance on how to correct the validation errors and requested to re-submit a valid CMRT. In addition, Suppliers are provided training courses and direct engagement help through Assent’s multilingual Supplier Experience team.

Due Diligence Efforts

Based on the findings of the 2021 RCOI, pursuant to the Conflict Minerals Rule, Avnet conducted further due diligence on the source and chain of custody of the CMs in its Covered Products. The Company designed its due diligence measures to conform, in all material respects, with the OECD Framework, which contains a five-step structure for due diligence as a basis for responsible global supply chain management of CMs from conflict-affected and high-risk areas.

1.     Establish strong company management systems

●	Avnet has a governance team and a working team to carry out its Conflict Minerals Program. The governance team is responsible for ensuring that the program meets regulatory requirements and enterprise goals and provides direction to the working team. The working team is responsible for the day-to-day execution of the program, diligence efforts and risk mitigation strategy.

●	Avnet utilizes a third-party service provider, Assent, to assist with collecting and evaluating supply chain information, identifying potential risks and developing additional due diligence steps. Please see “Conflict Minerals Program – Reasonable Country of Origin Inquiry” for more information on the utilization of Assent and its software platform ACM.

●	Avnet has a Responsible Minerals Sourcing Policy, as discussed earlier in this Report. Pursuant to this policy, Avnet expects its Suppliers to source CMs only from responsible sources and to provide proper verification of the country of origin and source of the materials used in the products they supply to Avnet. Suppliers either receive a copy of the policy or are notified of this policy. In addition, the policy is posted on Avnet’s website.

●	Avnet seeks to include CM related provisions in new or amended supplier agreements with respect to the Covered Products. Its current form of supplier agreement contains a CM provision that requires a Supplier to warrant that any products it supplies containing CMs either does not finance or benefit armed groups in the Covered Countries or are from recycled or scrap sources.

●	Avnet utilizes the current CMRT version developed by RMI to identify smelters and refiners in its supply chain. The CMRT requires Suppliers to provide information concerning the usage and source of CMs in their components, parts and products, as well as information concerning their related compliance efforts, including whether they have a policy on conflict-free sourcing and required their own suppliers to source CMs from responsible sources.

●	By utilizing Assent, Avnet provides its Suppliers access to a free platform to upload their CMRTs, help desk support, educational resources on how to properly complete and submit a CMRT, and other multilingual resources.

●	Employees, vendors, suppliers, customers and any third-party can confidentially report concerns regarding Avnet’s business operations, including compliance with the Responsible Minerals Sourcing Policy, through the Ethics Alertline, via phone or internet. Violations or grievances at the industry level can be reported to the RMI directly at http://responsiblemineralsinitiative.org/responsible-minerals-assurance-process/grievance-mechanism/.

●	Avnet has a document retention policy to retain CM related documents, including supplier responses to CMRTs and the sources identified within each reporting period, for at least five years.

2.     Identify and assess risk in the supply chain

●	Avnet identifies the business segments that manufacture or contract to manufacture products reasonably believed to contain CMs and determine the Covered Products subject to the Conflict Minerals Rule. As a global value-added distributor, a significant percentage of Avnet’s operations are out of scope of the Conflict Minerals Rule.

●	Avnet identifies the active suppliers of materials, components, parts, and products that may contain CMs for the Covered Products, and each Supplier is requested to complete the then latest revision of the CMRT. Avnet expects its direct Suppliers to survey their suppliers.

●	Supplier level risks include non-responsive suppliers. Avnet tracks receipt of Supplier CMRTs, and if a Supplier remains unresponsive after three requests through the ACM platform, Avnet directly follows-up with such Supplier. Follow-up with non-responsive Suppliers continued into 2022.

●	Submitted CMRTs go through a data validation process to evaluate responses for plausibility, completion and consistency to lower the risks associated with Supplier CMRT content and for predetermined red flag indicators defined in the OECD Framework to identify risks to the supply chain posed by smelters. To the extent that a CMRT is incomplete, invalid or other relevant information is not provided by a Supplier, follow-up procedures are undertaken to request compliance and to offer feedback, guidance and educational resources. Follow-up with such Suppliers continued into 2022.

●	Based on a Supplier’s submitted CMRT, the strength of a Supplier’s related compliance efforts, including whether it has a conflict minerals sourcing policy or implements due diligence measures for conflict free sourcing, is evaluated, tracked and rated as either weak or strong.

●	Supplier level risks also include Supplier CMRTs that are based on company-level information versus Covered Product-level information. Suppliers may have been over-inclusive if their suppliers provide information on a company-level basis and under-inclusive if Suppliers experience non-responsive suppliers or incomplete supplier CMRTs. Therefore, the Company is unable to determine if the smelters and refiners listed in Appendix A were all utilized or is a complete list of smelters and refiners utilized for CMs in the Covered Products.

●	Smelters and refiners identified in the CMRTs are compared against the Smelter Look-up tab of the CMRT and the list of Conformant smelters and refiners and country of origin information published by the RMI to determine if the smelter had been audited against a standard in conformance with the OECD Framework, such as RMAP.

●	If a smelter’s due diligence practices have not been audited against the RMAP standard or the smelter is considered non-conformant by RMAP, Assent conducts follow-ups with suppliers reporting those facilities and the facilities are assessed for potential sourcing risks.

3.     Design and implementation of a strategy to respond to identified risks

●	Avnet has a risk management plan through which the Conflict Minerals Program is implemented, managed and monitored. The plan includes processes to assess and respond to the risks identified in the supply chain, which are described in more detail under “Due Diligence Efforts – 2. Identify and assess risk in the supply chain”.

●	Working team leaders monitor and report on risk to certain members of senior management.

●	Avnet’s Responsible Minerals Sourcing Policy publicly announces its expectations that Suppliers participate in Avnet’s due diligence process by providing proper verification of the country of origin and source of the materials used in the Covered Products they supply to Avnet. The policy also states that Suppliers are expected to source CMs only from responsible sources.

●	Avnet seeks to include CM related provisions in new or amended supplier agreements with respect to the Covered Products and include CM related due diligence in acquisition activities.

●	Avnet works with Suppliers on an as-needed basis to assist them with understanding the requirements of the Conflict Minerals Rule. Avnet also offers, through Assent, training and educational resources to Suppliers to guide them on best practices, completion of a CMRT and the use of the ACM platform.

●	Avnet has processes in place for new product introductions and changes to the bill of materials for the Covered Products to help ensure compliance with the Conflict Minerals Program.

●	Avnet participates in Assent’s smelter outreach initiative, where letters are sent twice a year to each smelter and refiner not conformant or not enrolled in RMAP to encourage participation in a cross-recognized industry audit program. The initiative also includes letters to smelters and refiners who are conformant to RMAP to reflect appreciation for their efforts.

●	Employees, vendors, suppliers, customers and any third-party can confidentially report concerns regarding Avnet’s business operations, including compliance with the Responsible Minerals Sourcing Policy, through the Ethics Alertline, via phone or internet.

4.     Carry out independent third-party audit of supply chain due diligence

●	As Avnet is a downstream consumer of CMs and is generally many steps removed from smelters and refiners which provide minerals and ores, Avnet is not positioned to conduct direct audits of smelters and refiners’ due diligence practices. Instead, it relies on initiatives such as those led by RBA, including RMI, to conduct smelter and refinery due diligence audits.

5.     Report annually on supply chain due diligence

●	Avnet annually files a Form SD and a Conflict Minerals Report with the SEC and makes them available to the public on its website at https://www.avnet.com/wps/portal/us/about-avnet/human-rights/conflict-minerals.

Results of 2021 Conflict Minerals Program

As a downstream purchaser of components, parts and products that may contain CMs, Avnet’s 2021 Program can provide only reasonable, but not absolute, assurance regarding the country of origin and chain of custody of the necessary CMs in its Covered Products.

The due diligence process is based on Avnet requesting information from its direct Suppliers, with those Suppliers requesting similar information from their suppliers and so on, up the supply chain, to eventually identify the original sources of the necessary CMs. However, those who purchase CMs directly from smelters or refiners may not be able to discern which of its product lines include specific CMs from each smelter or refiner, and so it is common practice for such purchasers to list all smelters and refiners they may purchase from within the reporting period. Likewise, Suppliers’ CMRTs primarily provided information at the company level, with few at the product level, and Suppliers may have received similar information from their suppliers and so on. Therefore, Avnet must rely, in good faith, on its direct Suppliers to provide it with valid and complete information. Finally, not all Suppliers completed CMRTs or completed CMRTs in full for the 2021 Program.

For the 2021 Program, 454 Suppliers were identified, of which 263 (or 57.9%) submitted a completed CMRT.

Supplier CMRT Results
Year of Program	# Suppliers in Scope	# Completed CMRTs	% Completed CMRTs	# Valid CMRTs	% Valid CMRTs
2021	454	263	57.9%	251	55.3%

Strength of Supplier CM Program Results
Year of Program	# Completed CMRTS	# Suppliers with CM programs and policies rated as strong	# Suppliers with no CMs in their products	Total Suppliers with strong CM programs/policies or no CMs in products	% of such Suppliers
2021	263	193	39	232	88.2%

The 335 legitimate smelters and refiners identified by Suppliers in completed CMRTs, which appear on the RMI-maintained smelters list, are listed in Appendix A. Based on the limitations explained above, this list may be more comprehensive than the list of smelters and refiners which actually processed the CMs contained in the Covered Products. The below table summarizes the number of such legitimate smelters and refiners which have been audited, are in the process of being audited, or not enrolled to be audited by RMI utilizing the RMAP standard as well as audit results.

Smelter and Refiner Audit Status Results (1)
RMI Audit Status	Legitimate Smelters and Refiners
RMAP Conformant (2)	231	68.96%
RMAP Active (3)	18	5.37%
Non-Conformant (4)	17	5.07%
Not Enrolled (roll up of the statuses below)	69	20.60%
Total	335	100.00%

Not Enrolled subcategories	Count
Communication Suspended - Not Interested(5)	6
Due Diligence Vetting Process (6)	0
In Communication (7)	13
Outreach Required (8)	46
RMI Due Diligence Review - Unable to Proceed (9)	4

(1) The compliance status information provided in the table is based solely on information made available by RMI, without independent verification by the Company.

(2) ) “Conformant” means that the smelter or refiner has completed the independent annual audit process and been found to be in conformance with the relevant RMAP standard, whereby verified to have conflict-free sources.

(3) “Active” means that the smelter or refiner is in the process of being independently audited or has committed to begin the audit process but has not yet been determined to be in conformance with the relevant RMAP standard.

(4) “Non-Conformant” means that the smelter or refiner has been independently assessed but found not to be in conformance with the relevant RMAP standard.

(5) “Communication Suspended – Not Interested” means the smelter or refiner has strongly communicated a lack of interest in participating in the audit program.

(6)  “Due Diligence Vetting Process” means the smelter or refiner does not meet RMI’s requirements for participation in the audit program according to the Due Diligence Vetting Process.

(7) “In Communication” means the smelter or refiner is not yet active but is in communications with RMAP and/or a member company.

(8) “Outreach Required” means RMI member companies need to contact entity to encourage their participation in audit program.

(9) “RMI Due Diligence Review – Unable to Proceed” means the smelter or refiner has not met the thresholds for the Due Diligence Vetting Process after a period of 6 months. Status may change if additional information is submitted.

The aggregated list of countries of origin from which the reported smelters and refiners may have collectively sourced CMs, based on information provided through the CMRT data collection process and RMAP audits, is provided in Appendix B. Based on the limitations explained above, this list may be more comprehensive than the list of countries from which CMs contained in the Covered Products were actually sourced.

After conducting its 2021 Program, and in light of the limitations explained above, Avnet concludes that it is unable to determine the origin of the CMs contained in its Covered Products and unable to determine whether its Covered Products are DRC conflict free.

Steps to be taken in Calendar 2022

As Avnet endeavors not to purchase products that contain CMs that directly or indirectly finance or benefit armed groups in the Covered Countries, and in order to mitigate the risk of purchasing such products, it has continued with its Conflict Minerals Program discussed above during calendar year 2022 and specifically plans to pursue the following steps and improvements:

●	Continue to engage with Suppliers that provided incomplete responses or no responses for 2021 to help encourage them to provide requested information for 2022.

●	For Suppliers whose conflict minerals compliance programs and policies are deemed weak, continue to follow-up with such Suppliers to encourage them to improve their efforts and policies.

●	For new in-scope suppliers, to communicate Avnet’s sourcing expectations, including through the dissemination of the Responsible Minerals Sourcing Policy and inclusion of CM sourcing requirements in supplier agreements, and provide access to training and educational resources on the requirements of the Conflict Minerals Rule and to guide them on best practices, completion of a CMRT and the use of the ACM platform.

●	Proactively analyze whether any CMs are present in future products that it develops or in existing products to the extent the materials included in such existing products are revised.

●	Proactively seek to include CM related provisions in new or amended supplier agreements with respect to the Covered Products.

●	Continue to monitor its Ethics Alertline for issues related to the Company’s conflict minerals program.

Cautionary Statement about Forward-Looking Statements

Certain statements in this Report may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates” and similar expressions, or the use of future tense, are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to the Company’s future plans, additional steps it intends to take to mitigate the risk that the Company’s necessary CMs benefit armed groups and other statements that do not relate to historical or current facts.

Forward-looking statements are based on the Company’s current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, including: (1) the continued implementation of satisfactory traceability and other compliance measures by Avnet’s direct and indirect suppliers on a timely basis or at all, (2) whether smelters, refiners and other market participants responsibly source CMs and (3) political and regulatory developments regarding CMs. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and the Company undertakes no obligation to update or revise any forward-looking statement, except as required by federal securities law.

APPENDIX A

List of Smelters and Refiners

Avnet utilized data its Suppliers provided on their CMRTs for the 2021 Program along with RBA’s RMI due diligence of smelters and refiners to prepare the below list. The list: (1) may not include all of the smelters and refiners that processed CMs in the Covered Products and (2) may include smelters and refiners which processed CMs which were not contained in the products provided by the Suppliers for the Covered Products.

For RMI Audit Status:

(1) “Conformant” means that the smelter or refiner has completed the independent annual audit process and been found to be in conformance with the relevant RMAP standard, whereby verified to have conflict-free sources.

(2) “Active” means that the smelter or refiner is in the process of being independently audited or has committed to begin the audit process but has not yet been determined to be in conformance with the relevant RMAP standard.

(3) “Non-Conformant” means that the smelter or refiner has been independently assessed but found not to be in conformance with the relevant RMAP standard.

(4) “Communication Suspended – Not Interested” means the smelter or refiner has strongly communicated a lack of interest in participating in the audit program.

(5)  “Due Diligence Vetting Process” means the smelter or refiner does not meet RMI’s requirements for participation in the audit program according to the Due Diligence Vetting Process.

(6) “In Communication” means the smelter or refiner is not yet active but is in communications with RMAP and/or a member company.

(7) “Outreach Required” means RMI member companies need to contact entity to encourage their participation in audit program.

(8) “RMI Due Diligence Review – Unable to Proceed” means the smelter or refiner has not met the thresholds for the Due Diligence Vetting Process after a period of 6 months. Status may change if additional information is submitted.

Mineral	Smelter / Refiner CID	Smelter / Refiner Name	Smelter / Refiner Location	RMI Audit Status
Gold	CID000015	Advanced Chemical Company	United States of America	Conformant
Gold	CID000019	Aida Chemical Industries Co., Ltd.	Japan	Conformant
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Conformant
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Conformant
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Conformant
Gold	CID000077	Argor-Heraeus S.A.	Switzerland	Conformant
Gold	CID000082	Asahi Pretec Corp.	Japan	Conformant
Gold	CID000090	Asaka Riken Co., Ltd.	Japan	Conformant
Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Outreach Required
Gold	CID000113	Aurubis AG	Germany	Conformant
old	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Conformant
Gold	CID000157	Boliden AB	Sweden	Conformant
Gold	CID000176	C. Hafner GmbH + Co. KG	Germany	Conformant
Gold	CID000180	Caridad	Mexico	Outreach Required
Gold	CID000185	CCR Refinery - Glencore Canada Corporation	Canada	Conformant

Gold	CID000189	Cendres + Metaux S.A.	Switzerland	Conformant
Gold	CID000197	Yunnan Copper Industry Co., Ltd.	China	Outreach Required
Gold	CID000233	Chimet S.p.A.	Italy	Conformant
Gold	CID000264	Chugai Mining	Japan	Conformant
Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	China	In Communication
Gold	CID000359	DSC (Do Sung Corporation)	Korea, Republic of	Conformant
Gold	CID000401	Dowa	Japan	Conformant
Gold	CID000425	Eco-System Recycling Co., Ltd. East Plant	Japan	Conformant
Gold	CID000493	OJSC Novosibirsk Refinery	Russian Federation	Non-Conformant
Gold	CID000522	Refinery of Seemine Gold Co., Ltd.	China	Outreach Required
Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	Outreach Required
Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Outreach Required
Gold	CID000689	LT Metal Ltd.	Korea, Republic of	Conformant
Gold	CID000694	Heimerle + Meule GmbH	Germany	Conformant
Gold	CID000707	Heraeus Metals Hong Kong Ltd.	China	Conformant
Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	Germany	Conformant
Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.	China	Outreach Required
Gold	CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	Outreach Required
Gold	CID000778	HwaSeong CJ CO., LTD.	Korea, Republic of	Communication Suspended - Not Interested
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Conformant
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	Japan	Conformant
Gold	CID000814	Istanbul Gold Refinery	Turkey	Conformant
Gold	CID000823	Japan Mint	Japan	Conformant
Gold	CID000855	Jiangxi Copper Co., Ltd.	China	Conformant
Gold	CID000920	Asahi Refining USA Inc.	United States of America	Conformant
Gold	CID000924	Asahi Refining Canada Ltd.	Canada	Conformant
Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Gold	CID000929	JSC Uralelectromed	Russian Federation	Non-Conformant
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	Japan	Conformant
Gold	CID000956	Kazakhmys Smelting LLC	Kazakhstan	In Communication
Gold	CID000957	Kazzinc	Kazakhstan	Conformant
Gold	CID000969	Kennecott Utah Copper LLC	United States of America	Conformant
Gold	CID000981	Kojima Chemicals Co., Ltd.	Japan	Conformant
Gold	CID001029	Kyrgyzaltyn JSC	Kyrgyzstan	Non-Conformant
Gold	CID001032	L'azurde Company For Jewelry	Saudi Arabia	RMI Due Diligence Review - Unable to Proceed
Gold	CID001056	Lingbao Gold Co., Ltd.	China	Outreach Required

Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Outreach Required
Gold	CID001078	LS-NIKKO Copper Inc.	Korea, Republic of	Conformant
Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Outreach Required
Gold	CID001113	Materion	United States of America	Conformant
Gold	CID001119	Matsuda Sangyo Co., Ltd.	Japan	Conformant
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	China	Conformant
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	China	Conformant
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Conformant
Gold	CID001153	Metalor Technologies S.A.	Switzerland	Conformant
Gold	CID001157	Metalor USA Refining Corporation	United States of America	Conformant
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Conformant
Gold	CID001188	Mitsubishi Materials Corporation	Japan	Conformant
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Gold	CID001204	Moscow Special Alloys Processing Plant	Russian Federation	Non-Conformant
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Conformant
Gold	CID001236	Navoi Mining and Metallurgical Combinat	Uzbekistan	Conformant
Gold	CID001259	Nihon Material Co., Ltd.	Japan	Conformant
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	Japan	Conformant
Gold	CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	Non-Conformant
Gold	CID001352	PAMP S.A.	Switzerland	Conformant
Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	China	Outreach Required
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Non-Conformant
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	Indonesia	Conformant
Gold	CID001498	PX Precinox S.A.	Switzerland	Conformant
Gold	CID001512	Rand Refinery (Pty) Ltd.	South Africa	Conformant
Gold	CID001534	Royal Canadian Mint	Canada	Conformant
Gold	CID001546	Sabin Metal Corp.	United States of America	Communication Suspended - Not Interested
Gold	CID001555	Samduck Precious Metals	Korea, Republic of	Conformant
Gold	CID001562	Samwon Metals Corp.	Korea, Republic of	Communication Suspended - Not Interested
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	Spain	Conformant
Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Outreach Required
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Conformant
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	China	Conformant
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Non-Conformant
Gold	CID001761	Solar Applied Materials Technology Corp.	Taiwan, Province of China	Conformant

Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	Japan	Conformant
Gold	CID001810	Super Dragon Technology Co., Ltd.	China	Outreach Required
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	Japan	Conformant
Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	China	Outreach Required
Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	China	Conformant
Gold	CID001938	Tokuriki Honten Co., Ltd.	Japan	Conformant
Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	China	Outreach Required
Gold	CID001955	Torecom	Korea, Republic of	Conformant
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Conformant
Gold	CID001993	United Precious Metal Refining, Inc.	United States of America	Conformant
Gold	CID002003	Valcambi S.A.	Switzerland	Conformant
Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	Australia	Conformant
Gold	CID002100	Yamakin Co., Ltd.	Japan	Conformant
Gold	CID002129	Yokohama Metal Co., Ltd.	Japan	Conformant
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Conformant
Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Conformant
Gold	CID002282	Morris and Watson	New Zealand	In Communication
Gold	CID002290	SAFINA A.S.	Czechia	Conformant
Gold	CID002312	Guangdong Jinding Gold Limited	China	Outreach Required
Gold	CID002314	Umicore Precious Metals Thailand	Thailand	Conformant
Gold	CID002459	Geib Refining Corporation	United States of America	Conformant
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	India	Conformant
Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	Poland	Conformant
Gold	CID002515	Fidelity Printers and Refiners Ltd.	Zimbabwe	RMI Due Diligence Review - Unable to Proceed
Gold	CID002516	Singway Technology Co., Ltd.	Taiwan, Province of China	Conformant
Gold	CID002525	Shandong Humon Smelting Co., Ltd.	China	Outreach Required
Gold	CID002527	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	Outreach Required
Gold	CID002560	Al Etihad Gold Refinery DMCC	United Arab Emirates	Conformant
Gold	CID002561	Emirates Gold DMCC	United Arab Emirates	Conformant
Gold	CID002562	International Precious Metal Refiners	United Arab Emirates	In Communication
Gold	CID002563	Kaloti Precious Metals	United Arab Emirates	RMI Due Diligence Review - Unable to Proceed
Gold	CID002567	Sudan Gold Refinery	Sudan	Outreach Required
Gold	CID002580	T.C.A S.p.A	Italy	Conformant
Gold	CID002582	REMONDIS PMR B.V.	Netherlands	Conformant
Gold	CID002584	Fujairah Gold FZC	United Arab Emirates	Outreach Required

Gold	CID002587	Industrial Refining Company	Belgium	Non-Conformant
Gold	CID002588	Shirpur Gold Refinery Ltd.	India	Outreach Required
Gold	CID002605	Korea Zinc Co., Ltd.	Korea, Republic Of	Conformant
Gold	CID002606	Marsam Metals	Brazil	Conformant
Gold	CID002615	TOO Tau-Ken-Altyn	Kazakhstan	Conformant
Gold	CID002708	Abington Reldan Metals, LLC	United States of America	Non-Conformant
Gold	CID002761	SAAMP	France	Conformant
Gold	CID002762	L'Orfebre S.A.	Andorra	Conformant
Gold	CID002763	8853 S.p.A.	Italy	Conformant
Gold	CID002765	Italpreziosi	Italy	Conformant
Gold	CID002778	WIELAND Edelmetalle GmbH	Germany	Conformant
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Conformant
Gold	CID002850	AU Traders and Refiners	South Africa	Non-Conformant
Gold	CID002852	GCC Gujrat Gold Centre Pvt. Ltd.	India	Active
Gold	CID002853	Sai Refinery	India	Outreach Required
Gold	CID002857	Modeltech Sdn Bhd	Malaysia	Non-Conformant
Gold	CID002863	Bangalore Refinery	India	Conformant
Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	Outreach Required
Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH	Germany	Outreach Required
Gold	CID002872	Pease & Curren	United States of America	Communication Suspended - Not Interested
Gold	CID002893	JALAN & Company	India	Outreach Required
Gold	CID002918	SungEel HiMetal Co., Ltd.	Korea, Republic Of	Conformant
Gold	CID002919	Planta Recuperadora de Metales SpA	Chile	Conformant
Gold	CID002973	Safimet S.p.A	Italy	Conformant
Gold	CID003153	State Research Institute Center for Physical Sciences and Technology	Lithuania	Outreach Required
Gold	CID003185	African Gold Refinery	Uganda	Outreach Required
Gold	CID003186	Gold Coast Refinery	Ghana	Outreach Required
Gold	CID003189	NH Recytech Company	Korea, Republic of	Conformant
Gold	CID003324	QG Refining, LLC	United States of America	Outreach Required
Gold	CID003348	Dijllah Gold Refinery FZC	United Arab Emirates	Outreach Required
Gold	CID003382	CGR Metalloys Pvt Ltd.	India	Outreach Required
Gold	CID003383	Sovereign Metals	India	Outreach Required
Gold	CID003421	C.I Metales Procesados Industriales SAS	Colombia	Active
Gold	CID003424	Eco-System Recycling Co., Ltd. North Plant	Japan	Conformant
Gold	CID003425	Eco-System Recycling Co., Ltd. West Plant	Japan	Conformant
Gold	CID003461	Augmont Enterprises Private Limited	India	Active
Gold	CID003463	Kundan Care Products Ltd.	India	In Communication
Gold	CID003487	Emerald Jewel Industry India Limited (Unit 1)	India	In Communication

Gold	CID003488	Emerald Jewel Industry India Limited (Unit 2)	India	In Communication
Gold	CID003489	Emerald Jewel Industry India Limited (Unit 3)	India	In Communication
Gold	CID003490	Emerald Jewel Industry India Limited (Unit 4)	India	In Communication
Gold	CID003497	K.A. Rasmussen	Norway	Outreach Required
Gold	CID003500	Alexy Metals	United States of America	Active
Gold	CID003529	Sancus ZFS (L’Orfebre, SA)	Colombia	Active
Gold	CID003540	Sellem Industries Ltd.	Mauritania	Communication Suspended - Not Interested
Gold	CID003548	MD Overseas	India	In Communication
Gold	CID003557	Metallix Refining Inc.	United States of America	In Communication
Gold	CID003575	Metal Concentrators SA (Pty) Ltd.	South Africa	Conformant
Gold	CID003615	WEEEREFINING	France	Active
Gold	CID003617	Value Trading	Belgium	In Communication
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	China	Conformant
Tantalum	CID000460	F&X Electro-Materials Ltd.	China	Conformant
Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	China	Conformant
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conformant
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	China	Conformant
Tantalum	CID001076	LSM Brasil S.A.	Brazil	Conformant
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	India	Conformant
Tantalum	CID001175	Mineracao Taboca S.A.	Brazil	Conformant
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Tantalum	CID001200	NPM Silmet AS	Estonia	Conformant
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conformant
Tantalum	CID001508	QuantumClean	United States of America	Conformant
Tantalum	CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	CID001769	Solikamsk Magnesium Works OAO	Russian Federation	Conformant
Tantalum	CID001869	Taki Chemical Co., Ltd.	Japan	Conformant
Tantalum	CID001891	Telex Metals	United States of America	Conformant
Tantalum	CID001969	Ulba Metallurgical Plant JSC	Kazakhstan	Conformant
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conformant
Tantalum	CID002504	D Block Metals, LLC	United States of America	Conformant
Tantalum	CID002505	FIR Metals & Resource Ltd.	China	Conformant
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	China	Conformant
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Conformant

Tantalum	CID002539	KEMET Blue Metals	Mexico	Conformant
Tantalum	CID002544	H.C. Starck Co., Ltd.	Thailand	Conformant
Tantalum	CID002545	H.C. Starck Tantalum and Niobium GmbH	Germany	Conformant
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	Germany	Conformant
Tantalum	CID002548	H.C. Starck Inc.	United States of America	Conformant
Tantalum	CID002549	H.C. Starck Ltd.	Japan	Conformant
Tantalum	CID002550	H.C. Starck Smelting GmbH & Co. KG	Germany	Conformant
Tantalum	CID002557	Global Advanced Metals Boyertown	United States of America	Conformant
Tantalum	CID002558	Global Advanced Metals Aizu	Japan	Conformant
Tantalum	CID002707	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	China	Conformant
Tantalum	CID003583	Yancheng Jinye New Material Technology Co., Ltd.	China	Conformant
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Conformant
Tin	CID000292	Alpha	United States of America	Conformant
Tin	CID000309	PT Aries Kencana Sejahtera	Indonesia	Active
Tin	CID000402	Dowa	Japan	Conformant
Tin	CID000438	EM Vinto	Bolivia (Plurinational State of)	Conformant
Tin	CID000448	Estanho de Rondonia S.A.	Brazil	Conformant
Tin	CID000468	Fenix Metals	Poland	Conformant
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Conformant
Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Conformant
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	China	Non-Conformant
Tin	CID001070	China Tin Group Co., Ltd.	China	Conformant
Tin	CID001105	Malaysia Smelting Corporation (MSC)	Malaysia	Conformant
Tin	CID001142	Metallic Resources, Inc.	United States of America	Conformant
Tin	CID001173	Mineracao Taboca S.A.	Brazil	Conformant
Tin	CID001182	Minsur	Peru	Conformant
Tin	CID001191	Mitsubishi Materials Corporation	Japan	Conformant
Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	China	Conformant
Tin	CID001305	Novosibirsk Processing Plant Ltd.	Russian Federation	Conformant
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Conformant
Tin	CID001337	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State of)	Conformant
Tin	CID001399	PT Artha Cipta Langgeng	Indonesia	Conformant
Tin	CID001402	PT Babel Inti Perkasa	Indonesia	Conformant
Tin	CID001406	PT Babel Surya Alam Lestari	Indonesia	Conformant
Tin	CID001421	PT Belitung Industri Sejahtera	Indonesia	Outreach Required
Tin	CID001428	PT Bukit Timah	Indonesia	Conformant
Tin	CID001453	PT Mitra Stania Prima	Indonesia	Conformant
Tin	CID001457	PT Panca Mega Persada	Indonesia	Outreach Required

Tin	CID001458	PT Prima Timah Utama	Indonesia	Conformant
Tin	CID001460	PT Refined Bangka Tin	Indonesia	Conformant
Tin	CID001463	PT Sariwiguna Binasentosa	Indonesia	Conformant
Tin	CID001468	PT Stanindo Inti Perkasa	Indonesia	Conformant
Tin	CID001477	PT Timah Tbk Kundur	Indonesia	Conformant
Tin	CID001482	PT Timah Tbk Mentok	Indonesia	Conformant
Tin	CID001486	PT Timah Nusantara	Indonesia	Active
Tin	CID001490	PT Tinindo Inter Nusa	Indonesia	Conformant
Tin	CID001493	PT Tommy Utama	Indonesia	In Communication
Tin	CID001539	Rui Da Hung	Taiwan, Province of China	Conformant
Tin	CID001758	Soft Metais Ltda.	Brazil	Conformant
Tin	CID001898	Thaisarco	Thailand	Conformant
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Conformant
Tin	CID002015	VQB Mineral and Trading Group JSC	Viet Nam	Outreach Required
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	Brazil	Conformant
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Conformant
Tin	CID002180	Yunnan Tin Company Limited	China	Conformant
Tin	CID002455	CV Venus Inti Perkasa	Indonesia	Active
Tin	CID002468	Magnu's Minerais Metais e Ligas Ltda.	Brazil	Conformant
Tin	CID002478	PT Tirus Putra Mandiri	Indonesia	Outreach Required
Tin	CID002500	Melt Metais e Ligas S.A.	Brazil	Outreach Required
Tin	CID002503	PT ATD Makmur Mandiri Jaya	Indonesia	Conformant
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	Philippines	Conformant
Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	Non-Conformant
Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	Outreach Required
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	Outreach Required
Tin	CID002696	PT Cipta Persada Mulia	Indonesia	Conformant
Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	Viet Nam	Outreach Required
Tin	CID002706	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tin	CID002756	Super Ligas	Brazil	Active
Tin	CID002773	Metallo Belgium N.V.	Belgium	Conformant
Tin	CID002774	Metallo Spain S.L.U.	Spain	Conformant
Tin	CID002816	PT Sukses Inti Makmur	Indonesia	Active
Tin	CID002834	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam	Conformant
Tin	CID002835	PT Menara Cipta Mulia	Indonesia	Conformant
Tin	CID002858	Modeltech Sdn Bhd	Malaysia	Non-Conformant
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Conformant

Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Conformant
Tin	CID003205	PT Bangka Serumpun	Indonesia	Conformant
Tin	CID003208	Pongpipat Company Limited	Myanmar	Outreach Required
Tin	CID003325	Tin Technology & Refining	United States of America	Conformant
Tin	CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	Non-Conformant
Tin	CID003379	Ma'anshan Weitai Tin Co., Ltd.	China	Conformant
Tin	CID003380	PT Masbro Alam Stania	Indonesia	Active
Tin	CID003381	PT Rajawali Rimba Perkasa	Indonesia	Conformant
Tin	CID003387	Luna Smelter, Ltd.	Rwanda	Conformant
Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	Non-Conformant
Tin	CID003409	Precious Minerals and Smelting Limited	India	Non-Conformant
Tin	CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	Outreach Required
Tin	CID003449	PT Mitra Sukses Globalindo	Indonesia	Active
Tin	CID003486	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	Active
Tin	CID003524	CRM Synergies	Spain	Conformant
Tin	CID003582	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	Conformant
Tungsten	CID000004	A.L.M.T. Corp.	Japan	Conformant
Tungsten	CID000105	Kennametal Huntsville	United States of America	Conformant
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	China	Conformant
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Conformant
Tungsten	CID000281	CNMC (Guangxi) PGMA Co., Ltd.	China	Outreach Required
Tungsten	CID000568	Global Tungsten & Powders Corp.	United States of America	Conformant
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	China	Conformant
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Conformant
Tungsten	CID000825	Japan New Metals Co., Ltd.	Japan	Conformant
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Conformant
Tungsten	CID000966	Kennametal Fallon	United States of America	Conformant
Tungsten	CID002044	Wolfram Bergbau und Hutten AG	Austria	Conformant
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	China	Conformant
Tungsten	CID002313	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	Communication Suspended - Not Interested
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Conformant
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conformant
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Conformant
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Conformant
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	China	Conformant
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conformant

Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Conformant
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conformant
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	Viet Nam	Conformant
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Conformant
Tungsten	CID002541	H.C. Starck Tungsten GmbH	Germany	Conformant
Tungsten	CID002542	H.C. Starck Smelting GmbH & Co. KG	Germany	Conformant
Tungsten	CID002543	Masan Tungsten Chemical LLC (MTC)	Viet Nam	Conformant
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Conformant
Tungsten	CID002589	Niagara Refining LLC	United States of America	Conformant
Tungsten	CID002641	China Molybdenum Co., Ltd.	China	Conformant
Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	China	Conformant
Tungsten	CID002649	Hydrometallurg, JSC	Russian Federation	Conformant
Tungsten	CID002724	Unecha Refractory metals plant	Russian Federation	Conformant
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	Philippines	Conformant
Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Conformant
Tungsten	CID002833	ACL Metais Eireli	Brazil	Conformant
Tungsten	CID002845	Moliren Ltd.	Russian Federation	Conformant
Tungsten	CID003388	KGETS Co., Ltd.	Korea, Republic Of	Conformant
Tungsten	CID003401	Fujian Ganmin RareMetal Co., Ltd.	China	Conformant
Tungsten	CID003407	Lianyou Metals Co., Ltd.	Taiwan, Province of China	Conformant
Tungsten	CID003408	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	Conformant
Tungsten	CID003416	NPP Tyazhmetprom LLC	Russian Federation	Active
Tungsten	CID003417	GEM Co., Ltd.	China	Conformant
Tungsten	CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	Active
Tungsten	CID003468	Cronimet Brasil Ltda	Brazil	Conformant
Tungsten	CID003553	Artek LLC	Russian Federation	Outreach Required
Tungsten	CID003609	Fujian Xinlu Tungsten	China	Conformant
Tungsten	CID003612	OOO “Technolom” 2	Russian Federation	Active
Tungsten	CID003614	OOO “Technolom” 1	Russian Federation	Active

APPENDIX B

Countries of Origin

Avnet utilized data its Suppliers provided on their CMRTs for the 2021 Program and relied on information provided by RBA’s RMI due diligence of smelters and refiners regarding the countries of origin and mines or locations of origin to prepare the below list. The list: (1) may not include all of the countries which ultimately sourced the CMs in the Covered Products and (2) may include countries which did not ultimately source CMs contained in the Covered Products.

Country of Origin (Material)
Afghanistan	Dominica	Lithuania	Singapore
Åland Islands	Dominican Republic	Luxembourg	Slovakia
Albania	Ecuador	Madagascar	Slovenia
American Samoa	Egypt	Malaysia	South Africa
Andorra	Eritrea	Mali	South Sudan
Angola	Estonia	Mauritania	Spain
Argentina	Ethiopia	Mexico	Sudan
Armenia	Finland	Mongolia	Suriname
Australia	France	Morocco	Sweden
Austria	Germany	Mozambique	Switzerland
Belarus	Ghana	Myanmar	Taiwan
Belgium	Guinea	Namibia	Tajikistan
Bermuda	Guyana	Netherlands	Tanzania
Bolivia (Plurinational State of)	Hong Kong	New Zealand	Thailand
Brazil	Hungary	Niger	Turkey
Bulgaria	India	Nigeria	Uganda
Burundi	Indonesia	Panama	United Arab Emirates
Cambodia	Ireland	Papua New Guinea	United Kingdom
Canada	Israel	Peru	United States
Central African Republic	Italy	Philippines	Uzbekistan
Chile	Japan	Poland	Viet Nam
China	Kazakhstan	Portugal	Zambia
Colombia	Kenya	Russian Federation	Zimbabwe
Congo	Korea	Rwanda
Democratic Republic of Congo	Kyrgyzstan	Saudi Arabia
Djibouti	Liberia	Sierra Leone